CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of East Kansas Agri-Energy, LLC (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003

/s/ William R. Pracht

William R. Pracht

President

Dated: May 14, 2003

/s/ Jill A. Zimmerman

Jill A. Zimmerman

Treasurer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.